UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Southern Community Financial Corporation	Southern Community Capital Trust I

(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

North Carolina	56-2270620	Delaware	56-6591884

(State of incorporation)	(I.R.S. Employer	(State of incorporation)	(I.R.S. Employer

	Identification No.)		Identification No.)

4701 Country Club Road	4701 Country Club Road

Winston-Salem, North Carolina 27104	Winston-Salem, North Carolina 27104

(Address of principal executive offices)	(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

None	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [    ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-74084 and 333-74084-01

Securities to be registered pursuant to Section 12(g) of the Act:

1.	% Convertible Trust Preferred Securities of Southern Community Capital Trust I

2.	% Convertible Junior Subordinated Debentures of Southern Community Financial Corporation

3.	Southern Community Financial Corporation’s guarantee with respect to the % Convertible Trust Preferred Securities

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities to be registered is set forth under the captions “Description of the Convertible Preferred Securities,” “Description of the Convertible Junior Subordinated Debentures” and “Description of the Guarantee” in the Prospectus contained in the Registration Statement on Form S-2, as amended (File Nos. 333-74084 and 333-74084-01) of Southern Community Financial Corporation and Southern Community Capital Trust I, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “1933 Act”), is incorporated herein by reference. The Prospectus to be filed by the Registrants with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act shall be deemed to be incorporated by reference into this Registration Statement.

Item 2. Exhibits.

Description of Exhibit

1.	Form of Certificate for % Trust Preferred Security of Southern Community Capital Trust I (incorporated by reference to Exhibit 4.6 of Amendment Number One to the Registration Statement on Form S-2 dated January 10, 2002 (File Nos. 333-74084 and 333-74084-01))

2.	Form of Trust Agreement of Southern Community Capital Trust I (incorporated by reference to Exhibit 4.4 of the Registration Statement on Form S-2 dated November 28, 2001 (File Nos. 333-74084 and 333-74084-01))

3.	Form of Amended and Restated Trust Agreement of Southern Community Capital Trust I (incorporated by reference to Exhibit 4.5 of the Registration Statement on Form S-2 dated November 28, 2001 (File Nos. 333-74084 and 333-74084-01))

4.	Form of % Convertible Junior Subordinated Debenture (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-2 dated November 28, 2001 (File Nos. 333-74084 and 333-74084-01))

5.	Form of Indenture with respect to Southern Community Financial Corporation’s % Convertible Junior Subordinated Debentures (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-2 dated November 28, 2001 (File Nos. 333-74084 and 333-74084-01))

6.	Form of Guarantee Agreement for Southern Community Capital Trust I (incorporated by reference to Exhibit 4.7 of the Registration Statement on Form S-2 dated November 28, 2001 (File Nos. 333-74084 and 333-74084-01))

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

Dated: February 7, 2002

By: /s/ Richard M. Cobb Richard M. Cobb, Executive Vice President and Chief Financial Officer

SOUTHERN COMMUNITY CAPITAL TRUST I

By: /s/ F. Scott Bauer F. Scott Bauer, Administrative Trustee

By: /s/ Richard M. Cobb Richard M. Cobb, Administrative Trustee

By: /s/ Jeff T. Clark Jeff T. Clark, Administrative Trustee